Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, Kevin Richardson II, Interim Chief Executive Officer of Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), and Kevin Richardson II, Interim Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge (1) the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 30, 2025

By:	/s/ Kevin Richardson II
Name:	Kevin Richardson II
Title:	Interim Chief Executive Officer and Chief Financial Officer (Principal Executive Officer)

These certifications accompanying and being “furnished” with this Report, shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.